SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  August 9, 2004

Credit Suisse First Boston Mortgage Securities Corp.,
CSFB Series 2004-AR5,
Mortgage-Backed Pass-Through Certificates, Series 2004-AR5

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
(Exact name of registrant as specified in its charter)
Delaware	333-100669	13-3320910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Madison Avenue New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

Item 5.

Other Events.

Credit Suisse First Boston Mortgage Securities Corp. (the “Company”) entered into a Pooling and Servicing Agreement dated as of May 1, 2004 (the “Agreement”) among the Company, in its capacity as depositor (in such capacity, the “Depositor”), DLJ Mortgage Capital, Inc., as a seller (in such capacity, a “Seller”), Wells Fargo Bank, N.A., as a master servicer (in such capacity, a “Master Servicer”), as a servicer (in such capacity, a “Servicer”), as back-up servicer (in such capacity, the “Back-Up Servicer”) and as trust administrator (in such capacity, a “Trust Administrator”), Chase Manhattan Mortgage Corporation, as a master servicer (in such capacity, a “Master Servicer”), Washington Mutual Mortgage Securities Corp., as a seller (in such capacity a “Seller”) and as a servicer (in such capacity, a “Servicer”), GreenPoint Mortgage Funding, Inc. as a servicer (in such capacity, a “Servicer”), Fairbanks Capital Corp., as a servicer (in such capacity, a “Servicer”) and Wilshire Credit Corporation, as special servicer (in such capacity, the “Special Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  The Certificates were issued on May 27, 2004.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of May 1, 2004, by and among the

Company, the Seller, the Servicers, the Back-Up Servicer, the Special Servicer,

the  Master Servicers, the Trustee and the Trust Administrator.

SIGNATURES

Filings Made by the Registrant.  The registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 9, 2004.

CREDIT SUISSE FIRST BOSTON MORTGAGE

SECURITIES CORP.

By: /s/ John P. Graham

Name: John P. Graham

Title:   Vice President

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of May 1, 2004,

5

by and among the Company, the Seller, the Servicers, the Back-Up

Servicer, the Master Servicers, the Special Servicer, the Trustee and the

Trust Administrator.

EXHIBIT 99.1

MCKEE NELSON LLP

5 Times Square, 35th Floor

New York, New York  10036

Telephone:  (212) 777-4200

Facsimile:  (212) 777-4299

August 9, 2004

BY MODEM

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:

Credit Suisse First Boston Mortgage Securities Corp.,

CSFB Series 2004-AR5,

CSFB Mortgage-Backed Pass-Through Certificates, Series 2004-AR5

Ladies and Gentlemen:

On behalf of Credit Suisse First Boston Mortgage Securities Corp., (the “Company”), we enclose herewith for filing, pursuant to the Securities and Exchange Act of 1934, as amended, the Company’s Current Report on Form 8-K, for filing of the Pooling and Servicing Agreement in connection with the above-referenced transaction.

Very truly yours,

_/s/ Michael Braun

Michael Braun

Enclosure